UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Amphitrite Digital Incorporated

(Exact name of registrant as specified in its charter)

U.S. Virgin Islands	66-1005420
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6501 Red Hook Plaza Suite 201-465 St. Thomas Virgin Islands U.S.	00802
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333- 275379 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, par value $0.01 per share, of Amphitrite Digital Incorporated, a company incorporated under the laws of the United States Virgin Islands (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-275379) initially filed with the U.S. Securities and Exchange Commission on November 07, 2023, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The NYSE American, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Amphitrite Digital Incorporated

By:	/s/ Rob Chapple
Rob Chapple
Chief Executive Officer

Dated: January 24, 2024